UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

BONDS.COM GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 Broadway, 31st Floor

New York, New York 10036

(Address of principal executive offices) (Zip Code)

(212) 257-4062

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The description of the Pledge Agreement (defined below) is incorporated herein by reference to Item 2.03 hereof.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 26, 2014, Bonds.com Holdings, Inc. (“Holdings”), the wholly-owned subsidiary of Bonds.com Group, Inc. (the “Registrant”), issued secured promissory notes in the aggregate principal amount of $1,500,000 to Mida Holdings (“Mida”), Daher Bonds Investment Company (“DBIC”), Oak Investment Partners XII, Limited Partnership (“Oak”), GFINet Inc. (“GFI”) and Trimarc Capital Fund, L.P. (“Trimarc”)(each of the notes, a “Bridge Note,” and collectively, the “Bridge Notes”). Mida’s and DBIC’s designees on the Board of Directors (the “Board”) of the Registrant are Michel Daher, Henri J. Chaoul, Ph.D., and Marc Daher. The respective Board designees of the remaining note holders are Patricia Kemp (Oak), Michael Gooch (GFI) and Michael Trica (Trimarc). The proceeds from the Bridge Notes will provide working capital funds to help support the operations of Holdings and its major operating subsidiary, Bonds.com, Inc.

The Bridge Notes will accrue simple interest at a rate of 10% per annum, payable upon maturity. Each Bridge Note has a maturity date of the earlier of (i) May 26, 2014 and (ii) the date of any change of control of Holdings or Registrant.

The Bridge Notes are subject to customary events of default, including the failure to make any payment of principal or interest when due, the occurrence of bankruptcy or insolvency proceedings, breaches of covenants under the loan documents, default on any other indebtedness resulting in the right to acceleration, material breach of representations or warranties, and entry of final judgments of at least $250,000 against Holdings that remain unsatisfied for a specified period of time. The Bridge Notes provide customary remedies upon an event of default and restrict the incurrence of additional indebtedness.

The Bridge Notes are secured by a first priority security interest and lien in the capital stock of Holdings’ and Registrant’s major operating subsidiary, Bonds.com, Inc. pursuant to the terms of a Pledge Agreement, dated as of February 26, 2014, by and among Holdings, BCA LLC, as collateral agent, and the holders of the Bridge Notes (the “Pledge Agreement”). Under the Pledge Agreement, upon an event of default, the collateral agent, on behalf of the holders of Bridge Notes, may take possession of the capital stock of Bonds.com, Inc. and all funds generated therefrom and may liquidate the capital stock, among other options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2014

BONDS.COM GROUP, INC.

By:	/s/ John Ryan
Name:	John Ryan
Title:	Chief Financial Officer